Exhibit 99.1
Aceto Corporation 4 Tri Harbor Court Port Washington, New York 11050

“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE
      FOR IMMEDIATE RELEASE

Aceto Corporation Announces Salvatore Guccione Named
President and COO

PORT WASHINGTON, NY – October 6, 2011 – Aceto Corporation (NASDAQ:ACET), a global leader in the sourcing, quality assurance, regulatory support, marketing and distribution of pharmaceuticals, nutraceuticals, specialty chemicals and agricultural protection products, today announced that Salvatore Guccione has accepted the position of President and Chief Operating Officer effective on or before December 1, 2011.

Albert L. Eilender, Chairman and CEO of Aceto reported “After 33 years of loyal dedicated service with Aceto, Vince Miata has tendered his resignation.  His last day with the Company will be October 7, 2011.  Please join me in wishing Vince success in whatever his endeavors will entail.”

Commenting on Mr. Guccione, Mr. Eilender stated “We believe that the experience and talents of Sal Guccione, our new President and Chief Operating Officer, will help to greatly enhance shareholder value. Sal and Ron Gold our President and Chief Operating Officer of Rising Pharmaceuticals will both report to me. Sal, who joined our Board in May 2011, has significant strategic, operational and business acumen and will be a valuable asset as we navigate through the competitive environment in which we operate. He has nearly 25 years of experience in the specialty chemicals and healthcare related industries and has held senior level management positions as a CEO, and CFO with three U.S. based international organizations. Sal has been instrumental in the development and management of several international specialty chemical and pharmaceutical/FDA regulated businesses in active pharmaceutical ingredients, pharmaceutical research services and biotechnology products/services.”

Sal will also continue to serve on the company’s Board of Directors and will stand for reelection at our December 8 Annual meeting.

Most recently Mr. Guccione has served as an Operating Partner at Arsenal Capital Partners, a private equity investment firm based in New York.  As Operating Partner, he has been responsible for setting strategy for, and executing upon, strategic acquisitions in the specialty chemicals and pharmaceutical product or service sectors. Mr. Guccione holds a Bachelor degree in Chemical Engineering from Lehigh University and an MBA in Finance from New York University’s Stern School of Business.

ABOUT ACETO

Aceto Corporation, incorporated in 1947, is a global leader in the sourcing, quality assurance, regulatory support, marketing and distribution of pharmaceuticals, nutraceuticals, specialty chemicals and agricultural protection products.  With business operations in ten countries, Aceto distributes over 1000 chemical compounds used either as principal raw materials or as finished products in the pharmaceutical, agricultural, surface coating/ink and general chemical consuming industries.  Aceto’s global operations, including a staff of 26 in Shanghai and 12 in India are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities. (ACET-F)

This news release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this news release may not occur.  Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of Aceto’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that Aceto may make, or projections involving anticipated revenues, earnings or other aspects of Aceto’s operating results or financial position, and the outcome of any contingencies.  Any such forward-looking statements are based on current expectations, estimates and projections of management. Aceto intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained in this press release include, but are not limited to, statements regarding the Company’s strategic initiatives including selling finished dosage form generic drugs, and statements regarding the prospects for long-term growth.   Aceto cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond Aceto’s control, which may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in Aceto’s reports filed with the Securities and Exchange Commission, including, but not limited to, Aceto’s Annual Report or Form 10-K for the fiscal year ended June 30, 2011 and other filings. Copies of these filings are available at www.sec.gov.

Any one or more of these uncertainties, risks and other influences could materially affect Aceto’s results of operations and whether forward-looking statements made by Aceto ultimately prove to be accurate.  Aceto’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  Aceto undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

For information contact:
Theodore Ayvas
Director of Corporate Communications
  & Investor Relations
Aceto Corporation
(516) 627-6000
www.aceto.com